                                                                   Exhibit 11
                                                                   ----------
                                                                   ( 1 of 3 )

               MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE
               (In millions, except per common share amounts)

                                                        FOR THE YEAR ENDED
                                                         DECEMBER 31, 1993

                                                                   ASSUMING
                                                     PRIMARY    FULL DILUTION


  Income before extraordinary item..........         $ 627          $ 627
  Loss on early debt retirements, after
    applicable income tax benefits of
    $26 million.............................            45             45
                                                     -----          -----
  Net income ...............................           582            582
  Dividends on preferred stock..............            (1)            (1)
                                                     -----          -----
  Earnings applicable to common
  stockholders..............................           581            581
                                                     =====          =====
  Add back:
  Convertible preferred stock dividends.....             1              1
                                                     -----          -----
  Earnings as adjusted for purposes of
    computing earnings per share............         $ 582          $ 582
                                                     =====          =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
  outstanding (a)...........................           524            524
  Assumed conversion of preferred stock.....            27             27
  Assumed exercise of common stock options..            51             51
  Shares of common stock assumed repurchased
    for treasury(b).........................           (40)           (35)
                                                     -----          -----
  Adjusted shares of common stock and common
    stock equivalents for computation.......           562            567
                                                     =====          =====
Earnings per common and common equivalent shares:
  Income before extraordinary item..........         $1.12          $1.11
  Loss on early debt retirements............          (.08)          (.08)
                                                      ----          -----
                                                     $1.04          $1.03
                                                     =====          =====

- --------------------------------
(a) Amounts have been retroactively restated to reflect a two-for-one stock split effected in the form of a 100% stock dividend declared in the second quarter of 1993.

(b) At an average market price of $25.24 for primary. The December 31, 1993 market price of $28.25 for fully diluted was used as it is higher than the average 1993 market price of $25.24.

                                                                   Exhibit 11
                                                                   ----------
                                                                   ( 2 of 3 )

               MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE
               (In millions, except per common share amounts)




                                                       FOR THE YEAR ENDED
                                                        DECEMBER 31, 1992

                                                                   ASSUMING
                                                     PRIMARY    FULL DILUTION

  Net income ...............................          $609           $609
  Dividends on preferred stock..............           (20)           (20)
                                                      ----           ----
  Earnings applicable to common
  stockholders..............................          $589           $589
                                                      ====           ====


Adjustment of shares outstanding:
  Weighted average shares of common stock
  outstanding(a)............................           524            524
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents.............................            40             40
  Shares of common stock assumed repurchased
    for treasury(c).........................           (32)           (28)
                                                      ----           ----

  Adjusted shares of common stock and common
    stock equivalents for computation.......           532            536
                                                      ====           ====



Earnings per common share...................         $1.11          $1.10
                                                     =====          =====
- --------------------------------



(c) At an average market price of $16.99 for primary. The December 31, 1992 market price of $19.81 for fully diluted was used as it is higher than the average 1992 market price of $16.99.

                                                                    Exhibit 11
                                                                    ----------
                                                                    ( 3 of 3 )

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                (In millions, except per common share amounts)




                                                         FOR THE YEAR ENDED
                                                          DECEMBER 31, 1991

                                                                    ASSUMING
                                                      PRIMARY    FULL DILUTION

  Net income ...............................            $551           $551
  Dividends on preferred stock..............             (29)           (29)
                                                        ----           ----
  Earnings applicable to common
    stockholders............................            $522           $522
                                                        ====           ====


Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding(a)..........................             514            514
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents.............................              32             32
  Shares of common stock assumed repurchased
    for treasury(d).........................             (26)           (24)
                                                        ----           ----

  Adjusted shares of common stock and common
    stock equivalents for computation.......             520            522
                                                        ====           ====



Earnings per common share...................           $1.00          $1.00
                                                       =====          =====
- --------------------------------



(d) At an average market price of $13.64 for primary. The December 31, 1991 market price of $15.13 was used to compute fully diluted because it was higher than the 1991 average market price of $13.64.